                                                                  Exhibit 7
                                                                  ---------



                              PURCHASE AGREEMENT

     Agreement, dated as of December 10, 1993, among Willcox & Gibbs, Inc., a New York corporation ("W&G") whose business address is 530 Fifth Avenue, New York, New York 10036, U.S.A., International Technical Distributors, Inc., a New York corporation whose business address is 301 46th Court, Meridian, Mississippi 39305 U.S.A., and Rexel, S.A., a French societe anonyme formerly known as Compagnie de Distribution de Materiel Electrique ("Buyer") whose business address is 26, rue de Londres, 75009, Paris, France.

     W&G desires to issue and sell certain shares of its common stock, par value $1.00 per share ("Common Stock"), and Buyer desires to increase its equity investment in W&G through the purchase of such shares of Common Stock, all subject to the terms and conditions hereof.

     Accordingly, the parties hereto agree as follows:

1.  DEFINITIONS

     1.1  Certain Definitions.  Certain terms are defined elsewhere in this
          -------------------
Agreement. In addition, for purposes of this Agreement, the following terms shall have the following meanings:

     "Affiliate" of a specified Person shall mean a Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Best Efforts" shall mean, whenever used with reference to a party's obligation, an obligation of such party to use every reasonable commercial effort, but shall not be interpreted to require such party to take any action or refrain from taking any action that would be materially burdensome to such party or to amend this Agreement or any agreement contemplated hereby or to forego or waive any of its rights hereunder or thereunder.

    "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in New York City,



6573F.006

New York, U.S.A. or Paris, France are required to or may be closed.

     "Closing" shall have the meaning provided in Section 2.2.

     "Closing Date" shall mean the date on which the Closing is to occur.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Liens" shall mean all liens, charges, security interests, rights or claims of others, restraints on transfer or other encumbrances.

     "Person" shall mean and include an individual, corporation, partnership, joint venture, association, trust, any other unincorporated organization or entity and a governmental entity or any department or agency thereto.

     "Subsidiary" shall mean, with respect to any Person, any corporation in which securities representing a majority of the combined voting power of voting interests entitled to vote generally for the election of directors are beneficially owned by such Person and/or one or more Subsidiaries of such Person.

2.  PURCHASE AND SALE

     2.1  Purchase and Sale.  Subject to the terms and conditions set forth in
          -----------------
this Agreement, at the Closing W&G shall issue, sell and deliver to Buyer, and Buyer shall purchase and acquire from W&G, 3,491,280 shares of Common Stock (the "Shares"), in consideration of the payment by Buyer to W&G of $9.00 per share of Common Stock, for an aggregate purchase price equal to $31,421,520 (the "Purchase Price").

     2.2  Closing.  Unless the parties shall agree in writing upon a different
          -------
location, time or date, the sale and purchase of Shares (the "Closing") shall take place at the offices of W&G, 530 Fifth Avenue, New York, New York at 10:00 a.m. on the later of (i) January 4, 1994, or (ii) the third Business Day following the date on which all conditions to the obligations of Buyer and W&G hereunder (other than those requiring an exchange of a certificate or other document, or the taking of other action, at the Closing) shall have been satisfied or waived as provided in Articles 7 and 8.



6573F.006

     2.3  Deliveries at the Closing.  Subject to the terms and conditions set
          -------------------------
forth in this Agreement, at the Closing, (i) W&G shall deliver to Buyer a certificate representing all of the Shares registered in the name of Buyer, (ii) Buyer shall deliver the Purchase Price by wire transfer of immediately available funds to an account of W&G designated by W&G, and (iii) W&G, ITD and Buyer shall deliver all certificates and other instruments and documents required by this Agreement to be delivered by each of them, respectively, at the Closing.

3.  REPRESENTATIONS AND WARRANTIES OF BUYER AND ITD

     Buyer and ITD, jointly and severally, represent and warrant to W&G as follows:

     3.1  Organization.  Buyer is a societe anonyme duly organized, validly
          ------------
existing and in good standing under the laws of the Republic of France, and ITD is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

     3.2  Authority; Binding Effect.  Each of Buyer and ITD has the corporate
          -------------------------
power and corporate authority to execute and deliver this Agreement and the other instruments and documents required or contemplated herein to be executed and delivered by it, to perform its obligations hereunder and thereunder and to consummate the transactions provided for herein and therein, and all corporate action of Buyer and ITD necessary for the making and performance of this Agreement and such other instruments and documents by Buyer and ITD has been duly taken. Such execution, delivery, performance and consummation do not and will not (i) contravene any provisions of the certificate of incorporation or by-laws or similar organizational instruments of Buyer or ITD, (ii) contravene or conflict with, result in a breach of or loss of benefits to Buyer or ITD under, require any consent, waiver or approval of any party (other than Buyer or ITD) to, or entitle any party (with notice or the passage of time or both) to terminate, accelerate any obligations under or call a default with respect to, any agreement or instrument to which Buyer or ITD is party or by which any of its properties or assets are bound, (iii) result in the creation of a Lien upon such properties or assets, (iv) result in any violation by Buyer or ITD of any law, rule or regulation applicable to it, (v) violate or require any consent or approval under any judgment, injunction or decree of any court or governmental authority or (vi) except for filings under the Exchange Act, require any consent or approval of, notice to or filing, registration or qualification with, any court or governmental authority. This Agreement has been duly executed by Buyer and ITD and constitutes, and the other instruments and documents required or contemplated to be executed and delivered by Buyer or ITD herein will be duly executed by it at or before the Closing and when so executed and delivered will constitute, the valid and binding obligations of Buyer and ITD, as the case may be, enforceable against Buyer and ITD, as the case may be, in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies).

     3.3  Acquisition of Stock for Investment.  Buyer is acquiring the Shares
          -----------------------------------
for investment in an unregistered private placement for its own account and not with a view toward, or for sale in connection with, any distribution thereof. Upon the purchase of the Shares by Buyer pursuant to this Agreement, Buyer and its Affiliates will "beneficially own" (as defined under the Exchange Act) 9,775,581 shares of Common Stock.

     3.4  Financing.  Buyer has at the date of this Agreement, and will have on
          ---------
the Closing Date, sufficient available funds to pay the Purchase Price.

4.  REPRESENTATIONS AND WARRANTIES OF W&G

     W&G represents and warrants to Buyer and ITD as follows:

     4.1  Organization.  W&G is a corporation duly organized, validly existing
          ------------
and in good standing under the laws of the State of New York.

     4.2  Capital Stock of W&G.
          --------------------

     (a) The authorized capital stock of W&G consists of 35,000,000 shares of Common Stock, 2,000,000 shares of Preference Stock, par value $1.00 per share, and 600,000 shares of Preferred Stock, par value $12.00 per share. As of October 19, 1993, there were 20,947,672 shares of Common Stock issued and outstanding and 266,281 shares of Common Stock held in W&G's treasury, and since such date no shares of Common Stock have been issued except pursuant to obligations referred to in Section 4.2(b). No shares of Preference Stock or Preferred Stock of W&G are issued and outstanding or held in W&G's treasury.

     (b) There is no security, option, warrant, call, subscription or other right, commitment or understanding of any nature whatsoever, fixed or contingent, to which W&G or any of its Subsidiaries is bound or subject that, directly or indirectly, calls for the issuance, sale, pledge or other disposition by W&G or any such Subsidiary of any shares of capital stock of W&G or any securities convertible into or other rights to acquire any shares of capital stock of W&G, or that relates to the voting or control of any shares of such capital stock, except for (i) this Agreement, (ii) the rights associated with the Common Stock issued under the Rights Agreement, dated as of January 10, 1989, as amended, (iii) the Stock Acquisition Plan of W&G, (iv) the stock options granted under W&G's stock option plans, (v) the Indenture, dated as of August 1, 1989, and the 7% Convertible Subordinated Debentures due 2014 issued thereunder, (vi) the Purchase Agreement, dated as of April 22, 1992, among W&G, ITD, Buyer and Southern Electric Supply Company, Inc. and (vii) the Investment Agreement, dated as of November 12, 1992, as amended, among W&G, ITD and Buyer (the "Investment Agreement").

     (c) The Shares, when issued and delivered to and paid for by Buyer pursuant to this Agreement, will be duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights and any Liens attributable directly or indirectly to W&G or its Subsidiaries other than those contemplated by the Investment Agreement or applicable securities laws.

     4.3  Authority; Binding Effect.  W&G has the corporate power and corporate
          -------------------------
authority to execute and deliver this Agreement and the other instruments and documents required or contemplated herein to be executed and delivered by it, to perform its obligations hereunder and thereunder and to consummate the transactions provided for herein and therein, and all corporate action of W&G necessary for the making and performance of this Agreement and such other instruments and documents by W&G have been duly taken. Such execution, delivery, performance and consummation do not and will not (i) contravene any provisions of the certificate of incorporation or by-laws of W&G, (ii) contravene or conflict with, result in a breach of or loss of benefits to W&G under, require any consent, waiver or approval of any party (other than W&G, the amendments to the Investment Agreement and Rights Agreement contemplated by this Agreement and the listing of the Shares contemplated by Section 6.1) to, or entitle any party (with notice or the passage of time or both) to terminate, accelerate any obligations under or call a default with respect to any agreement or instrument to which W&G or any of its Subsidiaries is party or by which any of their respective properties or assets are bound, (iii) result in the creation of a Lien upon such properties or assets, (iv) result in any violation by W&G of any law, rule or regulation applicable to W&G, (v) violate or require any consent or approval under any judgment, injunction or decree of any court or governmental authority or (vi) except for filings under the Exchange Act, require any consent or approval of or notice to or filing, registration or qualification with, any court or governmental authority. This Agreement has been duly executed by W&G and constitutes, and the other instruments and documents required or contemplated to be executed and delivered by W&G herein will be duly executed and delivered by W&G at or before the Closing and when so executed will constitute, the valid and binding obligations of W&G enforceable against W&G in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies).

5.  MUTUAL COVENANTS

     Each party hereby covenants and agrees as follows:

     5.1  Announcements.  Neither Buyer, ITD, W&G nor any of their respective
          -------------
agents shall issue any press release or otherwise make any public statement prior to the Closing with respect to the transactions contemplated hereby without prior consultation with W&G (in the case of a statement by Buyer, ITD or any of their respective agents) or Buyer (in the case of a statement by W&G or any of its agents), except as may be required by applicable law or the rules of the New York Stock Exchange, the Pacific Stock Exchange or the Paris Stock Exchange.

     5.2  Expenses; Transfer Taxes.  Buyer and ITD shall pay their own fees and
          ------------------------
expenses (including the fees of any attorneys, accountants, investment bankers or others engaged by any such party) and W&G shall pay its own fees and expenses (including the fees of any attorneys, accountants, investment bankers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated. W&G shall pay any sales, transfer, stamp or other taxes imposed upon or with respect to the sale of the Shares to Buyer.

     5.3  Additional Agreements.  Subject to the terms and conditions of this
          ---------------------
Agreement, each party agrees to use its Best Efforts at its own expense to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by



6573.006
this Agreement. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of such party shall take all such necessary action. At the Closing, W&G, ITD and Buyer each shall execute and deliver the Amendment to the Investment Agreement substantially in the form of Exhibit A hereto, subject to satisfaction or waiver of the conditions to such party's obligations under Articles 7 and 8.

6.  COVENANTS OF W&G

     W&G hereby covenants and agrees as follows:

     6.1  Listing of W&G Shares.  W&G shall use its Best Efforts to obtain,
          ---------------------
prior to the Closing Date, approval for listing the Shares on the New York Stock Exchange and the Pacific Stock Exchange.

     6.2  Amendment of the Rights Agreement.  Immediately prior to the Closing,
          ---------------------------------
W&G shall amend the Rights Agreement, dated as of January 10, 1989, as amended, between W&G and Chemical Bank (formerly known as Manufacturers Hanover Trust Company), as rights agent, relating to W&G's outstanding preference stock purchase rights as provided in Exhibit B hereto.

7.  CONDITIONS TO W&G'S OBLIGATIONS

     The obligations of W&G required to be performed by it at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by W&G as provided herein except as otherwise required by applicable law:

     7.1  Representations and Warranties; Covenants.  The representations and
          -----------------------------------------
warranties of Buyer and ITD contained in this Agreement shall be true and correct in all material respects as of the date hereof and (having been deemed to have been made again at and as of the Closing in the same language) shall be true and correct in all material respects as of the Closing, each of the obligations, covenants and agreements of each of Buyer and ITD required by this Agreement to be performed by it at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing and, at the Closing, W&G shall have received certificates, dated the Closing Date and duly executed by an officer of Buyer and of ITD, representing that the foregoing conditions have been satisfied.

     7.2  Absence of Litigation.  No order, stay, injunction or decree of any
          ---------------------
court of competent jurisdiction shall be in effect that prevents or delays the consummation of any of the transactions contemplated hereby.

     7.3  Purchase of Summers Group, Inc.  W&G (directly or through a
          ------------------------------
wholly-owned Subsidiary of W&G) shall have acquired all of the issued and outstanding capital stock of Summers Group, Inc., a Delaware corporation ("Summers").

     7.4  Listing of W&G Shares.  The Shares shall have been approved for
          ---------------------
listing on the New York Stock Exchange and the Pacific Stock Exchange, subject to official notice of issuance.

8.  CONDITIONS TO BUYER'S AND ITD'S OBLIGATIONS

     The obligations of Buyer and ITD required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by Buyer and ITD as provided herein except as otherwise provided by applicable law:

     8.1  Representations and Warranties; Covenants.  The representations and
          -----------------------------------------
warranties of W&G contained in this Agreement shall be true and correct in all material respects as of the date hereof and (having been deemed to have been made again at and as of the Closing in the same language) shall be true and correct in all material respects as of the Closing, each of the obligations, covenants and agreements of W&G required by this Agreement to be performed by it at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing and, at the Closing, Buyer shall have received a certificate, dated the Closing Date and duly executed by an officer of W&G, representing that the foregoing conditions have been satisfied.

     8.2  Absence of Litigation.  No order, stay, injunction or decree of any
          ---------------------
court of competent jurisdiction shall be in effect that prevents or delays the consummation of any of the transactions contemplated hereby.

     8.3  Purchase of Summers Group, Inc.  W&G (directly or through a
          ------------------------------
wholly-owned Subsidiary of W&G) shall have acquired all of the issued and outstanding capital stock of Summers.

     8.4  Listing of W&G Shares.  The Shares shall have been approved for
          ---------------------
listing on the New York Stock Exchange and




6573F.006
the Pacific Stock Exchange, subject to official notice of issuance.

9.  TERMINATION

     9.1  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing; (i) by mutual consent of W&G and Buyer; (ii) by W&G or Buyer, if the Closing shall not have taken place on or prior to March 31, 1994, or such later date as shall have been approved by W&G and Buyer, other than by reason of a matter within the control of the party asserting such termination; or (iii) by W&G or Buyer if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable. If W&G or Buyer shall terminate this Agreement pursuant to the provisions hereof, such termination shall be effected by notice to the other party specifying the provision hereof pursuant to which such termination is made.

     9.2  Effect of Termination.  Except for any breach of this Agreement, upon
          ---------------------
the termination of this Agreement pursuant to Section 9.1 hereof, this Agreement shall forthwith become null and void and none of the parties hereto or any of their respective officers, directors, employees, agents, consultants, stockholders or principals shall have any liability or obligation hereunder or with respect hereto.

10. MISCELLANEOUS

     The following additional provisions are part of this Agreement:

     10.1  Brokerage.  In the event any Person shall assert a claim to a fee,
           ---------
commission or other compensation on account of alleged employment as a broker or finder, or performance of services as a broker or finder, in connection with the transactions contemplated by this Agreement, the party (or parties) alleged to have been responsible for such employment or performance of services shall hold harmless the other party (or parties) as well as the party's (or parties') directors, officers and employees, from and against such claim and at the indemnifying party's (or parties') sole expense defend any and all actions, suits or proceedings involving such claim that may at any time be brought against those so indemnified and satisfy promptly any settlement or judgment arising therefrom. If, however, it is ultimately determined in any such action, suit or proceeding in which the indemnified party (or parties) were afforded the opportunity to have their counsel participate in the defense, that the employment was by or services were performed for the indemnified party (or parties), then the latter shall be responsible under this Section 10.1 and shall reimburse any amounts theretofore paid by the indemnifying party (or parties) by reason hereof.

     10.2  Entire Agreement; Modification.  This Agreement (together with the
           ------------------------------
Exhibits hereto) sets forth the entire agreement and understanding among the parties with respect to the subject matter hereof and supercedes all agreements and understandings with respect to the subject matter hereof entered into prior to the execution hereof. This Agreement may be modified only by a written instrument duly executed by or on behalf of each party.

     10.3  Notices.  Any notice, direction or other advice or communication
           -------
required or permitted to be given hereunder shall be in writing and shall be given by certified mail, delivery service such as D.H.L. or Federal Express or personal delivery against receipt to the party to whom it is to be given (i) at such party's address set forth in the preamble to this Agreement, or (ii) to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10.3. Any notice or other communication shall be deemed to have been given on the seventh Business Day after so mailed, on the third Business Day after dispatch when sent by delivery service or as of the date so personally delivered.

     10.4  Binding Effect; Assignment.  This Agreement shall be binding upon and
           --------------------------
inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assignable by any party without the consent of the other parties and any purported assignment without such consent shall be void.

     10.5  Counterparts; Governing Law.  This Agreement may be executed in any
           ---------------------------
number of counterparts, each of which shall be deemed an original, and it shall be governed by and construed in accordance with the laws of the State of New York.

     10.6  Headings.  The section and article headings herein are for
           --------
convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     10.7  Specific Performance.  W&G, ITD and Buyer recognize that any breach
           --------------------
of the terms of this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that, in addition to other remedies, any nonbreaching party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages.

     10.8  Consent to Jurisdiction; Receipt of Process.  Each party hereby
           -------------------------------------------
consents to the jurisdiction of, and confers non-exclusive jurisdiction upon, any federal or state court located in the City of New York, Borough of Manhattan, and appropriate appellate courts therefrom, over any action, suit or proceeding arising out of or relating to this Agreement, or any of the transactions contemplated hereby. Each party hereby irrevocably waives, and agrees not to assert as a defense in any such action, suit or proceeding, any objection which it may now or hereafter have to venue of any such action, suit or proceeding brought in any such federal or state court and hereby irrevocably waives any claim that any such action, suit or proceeding brought in any such court or tribunal has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the State of New York, provided that notice thereof is provided pursuant to the provisions for notice under this Agreement.

     10.9  Third Party Beneficiaries.  This Agreement is not intended to confer
           -------------------------
upon any Person (other than the signatories hereto) any rights or remedies hereunder.

                   [The remainder of this page is blank and
                     the signature page is the next page.]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                           WILLCOX & GIBBS, INC.



                                           By
                                               ----------------------
                                               Name:
                                               Title:


                                          INTERNATIONAL TECHNICAL
                                             DISTRIBUTORS, INC.


                                          By
                                               ----------------------
                                               Name:
                                               Title:


                                          REXEL, S. A.


                                          By
                                               ----------------------
                                               Name:
                                               Title: